Exhibit 99.1
FOR IMMEDIATE RELEASE

Comscore Reports Fourth Quarter and Full Year 2022 Results
FY Revenue of $376.4 million, up 2.6% from 2021
FY Net Loss of $66.6 million versus $50.0 million in 2021
FY Adjusted EBITDA of $37.0 million, up 16.1% from 2021
RESTON, Va., February 28, 2023 - Comscore, Inc. (Nasdaq: SCOR), a trusted partner for planning, transacting and evaluating media across platforms, today reported financial results for the fourth quarter and full year ended December 31, 2022.
FY 2022 Financial Highlights
•Revenue for 2022 was $376.4 million compared to $367.0 million in 2021
•Net loss of $66.6 million compared to $50.0 million in 2021, resulting primarily from a non-cash goodwill impairment charge of $46.3 million and restructuring costs of $5.8 million in Q3 2022
•Adjusted EBITDA of $37.0 million compared to $31.9 million in 2021
•Cash, cash equivalents and restricted cash of $20.4 million versus $22.3 million as of December 31, 2021
Q4 2022 Financial Highlights
•Revenue for the fourth quarter was $98.2 million compared to $96.5 million in Q4 2021
•Net income of $0.1 million compared to $2.9 million in Q4 2021
•Adjusted EBITDA of $12.0 million compared to $12.4 million in Q4 2021
2023 Financial Outlook
•Revenue expected to grow low to mid single digits over 2022
•Adjusted EBITDA margin expected to be in the double digits for 2023
Recent Developments
•Adopted as exclusive currency provider across Scripps' footprint in their 41 local markets as of January 1, 2023
•Secured long-term renewals with NBCU for national and local television
•Secured expansion and long-term renewal across the entire Gray Television broadcasting footprint
•Signed 11 new independent agencies in Q4 2022, including Berkshire Hathaway Automotive that represents over 100 Tier 3 dealers across 10 markets, Buonasera Media Services that represents Harris Teeter in the Southeast, and Intermedia Advertising Group that represents TitleMax and CarShield nationwide.
•Renewed measurement partnership with JOY-CPW, Inc., producer of "Game Time with Boomer Esiason," to provide local TV measurement spanning all 210 U.S. markets
•Similar to last year, selected by YouTube to identify the incremental advertising reach across YouTube before, during and after the Super Bowl linear TV broadcast for 15 major brands
•Expanded partnership with Adform to roll out Predictive Audiences globally, providing "Cookie-free" audience targeting to identify precise audiences, optimize campaigns and maximize budgets
•New digital business wins including The Barbarian Group, Slate, The Grid, and Blavity, Inc.
"2022 was a year of major change for Comscore and I'm extremely proud of what our teams have been able to accomplish," said Jon Carpenter, CEO of Comscore. "As I've mentioned, our focus has been on speed, execution and profitability. In 2022 we launched Comscore TV Pulse, which delivers local TV data within 48 hours, and we introduced our new Total Digital user interface that provides a combined view of our digital and social data. We also made strategic decisions related to our cost structure that enabled us to achieve adjusted EBITDA of $37 million, the highest we've had in many years. We did what we said we were going to do, and that has given us momentum as we head into 2023. As the company that provides the most complete view of audiences for both content and ads, I believe we are well positioned for continued success."

Fourth Quarter Summary Results
Revenue in the fourth quarter was $98.2 million, up 1.8% from $96.5 million in Q4 2021, driven by double-digit growth in Cross Platform Solutions revenue from local and national TV measurement. We saw a decline in Digital Ad Solutions revenue from Q4 2021 primarily as a result of slower ad spend, which impacted Activation and other digital products.
Our core operating expenses, which include cost of revenues, sales and marketing, research and development and general and administrative expenses, were $87.9 million, down 5.4% compared to $92.9 million in Q4 2021.
Net income for the quarter was $0.1 million, compared to net income of $2.9 million in Q4 2021. After accounting for dividends on our convertible preferred stock, loss per share attributable to common shares was $(0.04), compared to loss per share of $(0.01) in Q4 2021.
Adjusted EBITDA was $12.0 million, compared to $12.4 million in Q4 2021, resulting in adjusted EBITDA margins of 12.2% and 12.9%, respectively. Adjusted EBITDA and adjusted EBITDA margin exclude stock-based compensation, impairment charges, change in fair value of contingent consideration, warrants liability, debt extinguishment costs, amortization of cloud-computing implementation costs, restructuring costs and other items as presented in the accompanying tables.
Full-Year Summary Results
Revenue for 2022 was $376.4 million, up 2.6% compared to $367.0 million in 2021, driven by double-digit growth in Cross Platform Solutions revenue from local and national TV measurement and the continued rebound in our Movies business. Within Cross Platform Solutions, local and national TV revenue grew 25.7% and 12.6%, respectively, over 2021. We saw a decline in Digital Ad Solutions revenue from 2021 as a result of lower revenue from our international digital measurement offering along with slower ad spend, which impacted Activation and other digital products.
Our core operating expenses, which include cost of revenues, sales and marketing, research and development and general and administrative expenses, were $371.9 million, up 0.3% compared to $370.8 million in 2021.
Net loss for the year was $66.6 million, compared to net loss of $50.0 million in 2021. Included in net loss for 2022 were a non-cash impairment charge of $46.3 million related to goodwill and restructuring costs of $5.8 million recorded in Q3 2022. Included in net loss for 2021 was a $15.3 million non-cash charge related to the convertible preferred stock transaction closed in Q1 2021. After accounting for dividends on convertible preferred stock, loss per share attributable to common shares was $(0.89), compared to loss per share of $(0.78) in 2021.
Adjusted EBITDA was $37.0 million, compared to $31.9 million in 2021, resulting in adjusted EBITDA margins of 9.8% and 8.7%, respectively.
Balance Sheet and Liquidity
As of December 31, 2022, cash, cash equivalents and restricted cash totaled $20.4 million. Total debt principal, including $16.0 million in outstanding borrowings under our senior secured revolving credit agreement, was $19.4 million.

2023 Outlook
Based on current trends and expectations, we believe 2023 revenue will increase low to mid single digits over 2022, driven by continued growth in Cross Platform Solutions from our local and national TV offerings and growth in Digital Ad Solutions as we focus on product integrations and new product innovation. We expect an adjusted EBITDA margin in the double digits for 2022.
We do not provide GAAP net income (loss) on a forward-looking basis because we are unable to predict with reasonable certainty our future stock-based compensation expense, fair value adjustments, variable interest expense, litigation and restructuring expense and any unusual gains or losses without unreasonable effort. These items are uncertain, depend on various factors, and could be material to results computed in accordance with GAAP. For this reason, we are unable without unreasonable effort to provide a reconciliation of adjusted EBITDA or adjusted EBITDA margin to the most directly comparable GAAP measure, GAAP net income (loss), on a forward-looking basis.
Conference Call Information for Today, Tuesday, February 28, 2023 at 5:00 p.m. ET
Management will host a conference call to discuss the results on Tuesday, February 28, 2023, at 5:00 p.m. ET. The live audio webcast along with supplemental information will be accessible at ir.comscore.com/events-presentations. Participants can obtain dial-in information by registering for the call at the same web address and are advised to register in advance of the call to avoid delays. Following the conference call, a replay will be available via webcast at ir.comscore.com/events-presentations.
About Comscore
Comscore is a trusted partner for planning, transacting and evaluating media across platforms. With a data footprint that combines digital, linear TV, over-the-top and theatrical viewership intelligence with advanced audience insights, Comscore allows media buyers and sellers to quantify their multiscreen behavior and make business decisions with confidence. A proven leader in measuring digital and TV audiences and advertising at scale, Comscore is the industry's emerging, third-party source for reliable and comprehensive cross-platform measurement.
Cautionary Note Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of federal and state securities laws, including, without limitation, our expectations, forecasts, plans and opinions regarding expected revenue growth and adjusted EBITDA margin for 2023, the impact of new customer contracts and partnerships on our business and revenue prospects, evolving economic and industry trends, currency opportunities, product integration and innovation, and restructuring plans and cost-reduction initiatives. These statements involve risks and uncertainties that could cause actual events to differ materially from expectations, including, but not limited to, changes in our business and customer, partner and vendor relationships; external market conditions and competition; changes or declines in ad spending or other macroeconomic factors; evolving privacy and regulatory standards; and our ability to achieve our expected strategic, financial and operational plans, including the restructuring plan we announced in September 2022. For additional discussion of risk factors, please refer to our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and other filings that we make from time to time with the U.S. Securities and Exchange Commission (the "SEC"), which are available on the SEC's website (www.sec.gov).
Investors are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date such statements are made. We do not intend or undertake, and expressly disclaim, any duty or obligation to publicly update any forward-looking statements to reflect events, circumstances or new information after the date of this press release, or to reflect the occurrence of unanticipated events.
Use of Non-GAAP Financial Measures
To provide investors with additional information regarding our financial results, we are disclosing in this press release adjusted EBITDA and adjusted EBITDA margin, which are non-GAAP financial measures used by our management to understand and evaluate our core operating performance and trends. We believe that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating our operating results, as they permit our investors to view our core business performance using the same metrics that management uses to evaluate our performance. Nevertheless, our use of these non-GAAP financial measures has limitations as an analytical tool, and investors should not consider these measures in isolation or as a substitute for analysis of our results as reported under GAAP. Instead, you should consider these measures alongside GAAP-based financial performance measures, net income (loss), various cash flow metrics, and our other GAAP financial results. Set forth below are reconciliations of these non-GAAP financial measures to their most directly comparable GAAP financial measure, net income (loss). These reconciliations should be carefully evaluated.

Press
Marie Scoutas
Comscore, Inc.
917-213-2032
press@comscore.com

Investors
John Tinker
Comscore, Inc.
212-203-2129
jtinker@comscore.com

COMSCORE, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share data)

	As of December 31,
	2022	2021
Assets
Current assets:
Cash and cash equivalents	$20,044	$21,854
Restricted cash	398	425
Accounts receivable, net of allowances of $798 and 1,173, respectively	68,457	72,059
Prepaid expenses and other current assets	15,922	14,769
Total current assets	104,821	109,107
Property and equipment, net	36,367	36,451
Operating right-of-use assets	23,864	29,186
Deferred tax assets	3,351	2,811
Intangible assets, net	13,327	39,945
Goodwill	387,973	435,711
Other non-current assets	10,883	10,263
Total assets	$580,586	$663,474
Liabilities, Convertible Redeemable Preferred Stock and Stockholders' Equity
Current liabilities:
Accounts payable	$29,090	$23,575
Accrued expenses	43,393	45,264
Contract liabilities	52,944	54,011
Customer advances	11,527	11,613
Current operating lease liabilities	7,639	7,538
Warrants liability	718	10,520
Current portion of contingent consideration	7,134	1,037
Other current liabilities	12,646	11,813
Total current liabilities	165,091	165,371
Non-current operating lease liabilities	29,588	36,055
Non-current portion of accrued data costs	25,106	16,005
Revolving line of credit	16,000	16,000
Deferred tax liabilities	2,127	2,103
Other non-current liabilities	10,627	16,879
Total liabilities	248,539	252,413
Commitments and contingencies
Convertible redeemable preferred stock, $0.001 par value; 82,527,609 shares authorized, issued and outstanding as of December 31, 2022 and 2021; aggregate liquidation preference of $211,863 as of December 31, 2022 and 2021	187,885	187,885
Stockholders' equity:
Preferred stock, $0.001 par value; 7,472,391 shares authorized as of December 31, 2022 and 2021; no shares issued or outstanding as of December 31, 2022 or 2021	—	—
Common stock, $0.001 par value; 275,000,000 shares authorized as of December 31, 2022 and 2021; 98,869,738 shares issued and 92,104,942 shares outstanding as of December 31, 2022, and 97,172,086 shares issued and 90,407,290 shares outstanding as of December 31, 2021	92	90
Additional paid-in capital	1,690,783	1,683,883
Accumulated other comprehensive loss	(15,940)	(12,098)
Accumulated deficit	(1,300,789)	(1,218,715)
Treasury stock, at cost, 6,764,796 shares as of December 31, 2022 and 2021	(229,984)	(229,984)
Total stockholders' equity	144,162	223,176
Total liabilities, convertible redeemable preferred stock and stockholders' equity	$580,586	$663,474

COMSCORE, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(In thousands, except share and per share data)

	Years Ended December 31,
	2022	2021	2020
Revenues	$376,423	$367,013	$356,036

Cost of revenues (1) (2)	205,294	203,044	180,712
Selling and marketing (1) (2)	68,453	66,937	70,220
Research and development (1) (2)	36,987	39,123	38,706
General and administrative (1) (2)	61,200	61,736	55,783
Amortization of intangible assets	27,096	25,038	27,219
Impairment of goodwill	46,300	—	—
Restructuring	5,810	—	—
Impairment of right-of-use and long-lived assets	156	—	4,671
Total expenses from operations	451,296	395,878	377,311
Loss from operations	(74,873)	(28,865)	(21,275)
Loss on extinguishment of debt	—	(9,629)	—
Interest expense, net	(915)	(7,801)	(35,805)
Other income (expense), net	9,785	(5,778)	14,554
Gain (loss) from foreign currency transactions	1,166	2,895	(4,490)
Loss before income taxes	(64,837)	(49,178)	(47,016)
Income tax provision	(1,724)	(859)	(902)
Net loss	$(66,561)	$(50,037)	$(47,918)
Net loss available to common stockholders
Net loss	(66,561)	(50,037)	(47,918)
Convertible redeemable preferred stock dividends	(15,513)	(12,623)	—
Total net loss available to common stockholders	$(82,074)	$(62,660)	$(47,918)
Net loss per common share:
Basic and diluted	$(0.89)	$(0.78)	$(0.67)
Weighted-average number of shares used in per share calculation - Common Stock:
Basic and diluted	92,683,564	80,802,053	71,181,496
Comprehensive loss:
Net loss	$(66,561)	$(50,037)	$(47,918)
Other comprehensive (loss) income:
Foreign currency cumulative translation adjustment	(3,842)	(5,068)	5,303
Total comprehensive loss	$(70,403)	$(55,105)	$(42,615)

(1) Excludes amortization of intangible assets, which is presented separately in the Consolidated Statements of Operations and Comprehensive Loss.
(2) Stock-based compensation expense is included in the line items above as follows:
	Years Ended December 31,
	2022	2021	2020
Cost of revenues	$1,144	$1,603	$1,288
Selling and marketing	1,021	1,791	2,226
Research and development	827	1,079	886
General and administrative	5,186	9,375	5,673
Total stock-based compensation expense	$8,178	$13,848	$10,073

COMSCORE, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Years Ended December 31,
	2022	2021	2020
Operating activities:
Net loss	$(66,561)	$(50,037)	$(47,918)
Adjustments to reconcile net loss to net cash provided by operating activities:
Impairment of goodwill	46,300	—	—
Amortization of intangible assets	27,096	25,038	27,219
Depreciation	16,828	15,793	14,064
Stock-based compensation expense	8,178	13,848	10,073
Non-cash operating lease expense	6,060	5,345	5,555
Change in fair value of contingent consideration liability	2,558	—	—
Amortization expense of finance leases	2,364	2,188	1,652
Bad debt expense (benefit)	312	(80)	1,693
Amortization of deferred financing costs	163	378	1,560
Impairment of right-of-use and long-lived assets	156	—	4,671
Deferred tax (benefit) provision	(475)	(1,719)	10
Change in fair value of warrant liability	(9,802)	7,689	(4,894)
Loss on extinguishment of debt	—	9,629	—
Non-cash interest expense on senior secured convertible notes	—	4,692	9,180
Accretion of debt discount	—	1,620	7,571
Change in fair value of financing derivatives	—	(1,800)	(10,287)
Other	1,435	1,082	908
Changes in operating assets and liabilities, net of effect of acquisition:
Accounts receivable	2,596	(2,081)	2,024
Prepaid expenses and other assets	(805)	(1,145)	(6,283)
Accounts payable, accrued expenses, and other liabilities	7,396	(4,210)	(17,095)
Contract liability and customer advances	(1,587)	(10,777)	7,341
Operating lease liabilities	(7,275)	(5,597)	(6,327)
Net cash provided by operating activities	34,937	9,856	717

Investing activities:
Capitalized internal-use software costs	(16,685)	(14,747)	(15,078)
Purchases of property and equipment	(1,137)	(803)	(477)
Cash and restricted cash acquired from acquisition	—	902	—
Net cash used in investing activities	(17,822)	(14,648)	(15,555)

Financing activities:
Payments for dividends on convertible redeemable preferred stock	(15,512)	(4,760)	—
Principal payments on finance leases	(2,519)	(2,138)	(1,754)
Principal payment and extinguishment costs on senior secured convertible notes	—	(204,014)	—
Principal payment and extinguishment costs on secured term note	—	(14,031)	—
Proceeds from borrowings on revolving line of credit	—	16,000	—
Proceeds from issuance of convertible redeemable preferred stock, net of issuance costs	—	187,885	—
Other	(101)	(1,394)	(342)
Net cash used in financing activities	(18,132)	(22,452)	(2,096)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(820)	(1,218)	902
Net decrease in cash, cash equivalents and restricted cash	(1,837)	(28,462)	(16,032)
Cash, cash equivalents and restricted cash at beginning of period	22,279	50,741	66,773
Cash, cash equivalents and restricted cash at end of period	$20,442	$22,279	$50,741

	As of December 31,
	2022	2021	2020
Cash and cash equivalents	$20,044	$21,854	$31,126
Restricted cash	398	425	19,615
Total cash, cash equivalents and restricted cash	$20,442	$22,279	$50,741

Reconciliation of Non-GAAP Financial Measures
The following table presents a reconciliation of GAAP net loss to non-GAAP adjusted EBITDA and adjusted EBITDA margin for each of the periods identified:

	Years Ended December 31,
	2022	2021	2020
(In thousands)	(Unaudited)	(Unaudited)	(Unaudited)
GAAP net loss	$(66,561)	$(50,037)	$(47,918)

Amortization of intangible assets	27,096	25,038	27,219
Depreciation	16,828	15,793	14,064
Income tax provision	1,724	859	902
Interest expense, net	915	7,801	35,805
Amortization expense of finance leases	2,364	2,188	1,652
EBITDA	(17,634)	1,642	31,724

Adjustments:
Stock-based compensation expense	8,178	13,848	10,073
Loss on extinguishment of debt	—	9,629	—
Amortization of cloud-computing implementation costs	1,435	712	—
Change in fair value of contingent consideration liability	2,558	—	—
Impairment of right-of-use and long-lived assets	156	—	4,671
Impairment of goodwill	46,300	—	—
Restructuring	5,810	—	—
Loss on asset disposition	7	—	—
Other (income) expense, net (1)	(9,802)	6,039	(14,164)
Non-GAAP adjusted EBITDA	$37,008	$31,870	$32,304
Non-GAAP adjusted EBITDA margin (2)	9.8%	8.7%	9.1%
(1) Adjustments to other (income) expense, net reflect non-cash changes in the fair value of warrants liability, financing derivatives, and interest make-whole derivative included in other (income) expense, net on our Consolidated Statements of Operations and Comprehensive Loss.
(2) Adjusted EBITDA margin is calculated by dividing adjusted EBITDA by revenue reported on our Consolidated Statements of Operations and Comprehensive Loss for the applicable period.

COMSCORE, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(Unaudited)
(In thousands, except share and per share data)

	Three Months Ended December 31,
	2022	2021
Revenues	$98,240	$96,537

Cost of revenues (1) (2)	49,379	49,777
Selling and marketing (1) (2)	16,603	17,368
Research and development (1) (2)	8,797	9,587
General and administrative (1) (2)	13,081	16,127
Impairment of right-of-use and long-lived assets	156	—
Restructuring	26	—
Amortization of intangible assets	6,773	6,172
Total expenses from operations	94,815	99,031
Income (loss) from operations	3,425	(2,494)
Other income, net	1,318	3,291
(Loss) gain from foreign currency transactions	(4,562)	1,011
Interest expense, net	(255)	(232)
(Loss) income before income taxes	(74)	1,576
Income tax benefit	221	1,307
Net income	$147	$2,883
Net loss available to common stockholders
Net income	147	2,883
Convertible redeemable preferred stock dividends	(3,910)	(3,910)
Total net loss available to common stockholders	$(3,763)	$(1,027)
Net loss per common share:
Basic and diluted	$(0.04)	$(0.01)
Weighted-average number of shares used in per share calculation - Common Stock:
Basic and diluted	93,580,777	83,495,247
Comprehensive income:
Net income	$147	$2,883
Other comprehensive income (loss):
Foreign currency cumulative translation adjustment	5,796	(1,731)
Total comprehensive income	$5,943	$1,152

(1) Excludes amortization of intangible assets, which is presented separately in the Consolidated Statements of Operations and Comprehensive Income.
(2) Stock-based compensation expense is included in the line items above as follows:
	Three Months Ended December 31,
	2022	2021
Cost of revenues	$267	$49
Selling and marketing	217	112
Research and development	200	(83)
General and administrative	280	2,614
Total stock-based compensation expense	$964	$2,692

Reconciliation of Non-GAAP Financial Measures
The following table presents a reconciliation of GAAP net income to non-GAAP adjusted EBITDA and adjusted EBITDA margin for each of the periods identified:

	Three Months Ended December 31,
	2022	2021
(In thousands)	(Unaudited)	(Unaudited)
GAAP net income	$147	$2,883

Amortization of intangible assets	6,773	6,172
Depreciation	4,286	3,920
Income tax benefit	(221)	(1,307)
Amortization expense of finance leases	489	703
Interest expense, net	255	232
EBITDA	11,729	12,603

Adjustments:
Stock-based compensation expense	964	2,692
Amortization of cloud-computing implementation costs	359	370
Restructuring	26	—
Change in fair value of contingent consideration liability	111	—
Right-of-use asset impairment	156	—
Other income, net (1)	(1,324)	(3,249)
Non-GAAP adjusted EBITDA	$12,021	$12,416
Non-GAAP adjusted EBITDA margin (2)	12.2%	12.9%
(1) Adjustments to other income, net reflect non-cash changes in the fair value of warrants liability included in other income, net on our Consolidated Statements of Operations and Comprehensive Income.
(2) Adjusted EBITDA margin is calculated by dividing adjusted EBITDA by revenue reported on our Consolidated Statements of Operations and Comprehensive Income for the applicable period.

Revenues
Revenues from our two offerings of products and services are as follows:

	Year Ended December 31,
(In thousands)	2022	% of Revenue	2021	% of Revenue	$ Variance	% Variance
Digital Ad Solutions	$212,510	56.5%	$221,979	60.5%	$(9,469)	(4.3)%
Cross Platform Solutions(1)	163,913	43.5%	145,034	39.5%	18,879	13.0%
Total revenues	$376,423	100.0%	$367,013	100.0%	$9,410	2.6%
(1) Cross Platform Solutions revenue includes revenue from our movies business, which grew from $30.6 million in the year ended December 31, 2021 to $33.9 million in the year ended December 31, 2022.

	Three Months Ended December 31,
(In thousands)	2022 (Unaudited)	% of Revenue	2021 (Unaudited)	% of Revenue	$ Variance	% Variance
Digital Ad Solutions	$55,383	56.4%	$59,398	61.5%	$(4,015)	(6.8)%
Cross Platform Solutions(1)	42,857	43.6%	37,139	38.5%	5,718	15.4%
Total revenues	$98,240	100.0%	$96,537	100.0%	$1,703	1.8%
(1) Cross Platform Solutions revenue includes revenue from our movies business, which grew from $8.5 million in the fourth quarter of 2021 to $8.6 million in the fourth quarter of 2022.

	Three Months Ended (Unaudited)				Year Ended
(In thousands)	March 31, 2022	June 30, 2022	September 30, 2022	December 31, 2022	December 31, 2022	% of Total 2022 Revenue
Digital Ad Solutions	$53,137	$51,630	$52,360	$55,383	$212,510	56.5%
Cross Platform Solutions	40,829	39,804	40,423	42,857	163,913	43.5%
Total revenues	$93,966	$91,434	$92,783	$98,240	$376,423	100.0%